As filed with the Securities and Exchange Commission on October_, 1997
                               Registration No. 33

                     U.S. Securities and Exchange Commission
                                Washington, D.C.

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MILLENNIA ENTERTAINMENT, INC.
      (Exact name of small business registrant as specified in its charter)

           Texas                                                 75-2691537
  (State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization) Classification Code Number)  Identification No.)


                 16910 Dallas Parkway, Suite 100, Dallas, Texas
                       75248, (972) 248-1922 (Address and
                     telephone number of principal executive
                                    offices)

 Kevin B. Halter, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248
                                 (972) 248-1922
            (name, address and telephone number of agent for service)

                                   Copies to:
                             Richard Braucher, Esq.
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248
                                 (972) 248-1922

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


Title of each  class     Amount to be         Proposed maximum offering    Proposed maximum aggregate  Registration fee
of securities to be      registered (1)       price per share (1)          offering price (1)
registered

COMMON STOCK             568,900 shares             $0.10                    $56,890                      $1778.


Note: (1)  Estimated solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PRELIMINARY PROSPECTUS
                             (subject to completion)

                          MILLENNIA ENTERTAINMENT, INC.


                  568,900 SHARES OF COMMON STOCK (no par value)


This Prospectus is being furnished by Millennia, Inc., a Delaware corporation whose stock is listed on the American Stock Exchange, (the "Parent") in connection with the distribution as a stock dividend (the "Distribution") of 568,900 shares of the Common Stock of Millennia Entertainment, Inc. (the "Company") to the Parent's shareholders who are shareholders of record on ____________, 1997 (the "Record Date"). Based on the fact that there are currently 2,275,635 shares of the common stock of the Parent issued and outstanding, each shareholder of the Parent will receive one share of the Common Stock for each four shares of Millennia Inc owned on the record date. The Distribution will result in approximately 5 % of the issued and outstanding Common Stock of the Company being distributed to the holders of the Parent's common stock on a probate basis. Neither the Company nor Millennia, Inc. will receive any of the proceeds from the Distribution.

There is no current public market for the Common Stock. The Company expects that the Common Stock will be traded on the over-the-counter market maintained by members of the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") upon effectiveness of this Registration Statement.


    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UP THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        Price to Public (1)         Proceeds to the Company(2).

Per Share ............    $ 0.10                            None
Total .................   $56,890                           None

(1) Estimated in accordance with Rule 457.
(2) All expenses associated with this offering will be paid by the Company.


                The date of this Prospectus is October ___, 1997.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate," "believe," "estimate," "expect, " and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

PROSPECTUS SUMMARY

The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus, which should be read in its entirety.

Distributing Company

                    Millennia, Inc. (the "Parent"), a Delaware corporation whose stock is traded on the American Stock Exchange

Distributed Company
                    Millennia Entertainment, Inc. (the "Company") is a Texas corporation which is a wholly-owned subsidiary of the Parent. The Company is a start-up operation which is primarily a distributor of general entertainment videos on a contract basis to resellers. The Company obtains the appropriate duplication and distribution rights to various titles selected by its customers and contracts with third parties to duplicate the requested titles.

Shares to be Distributed

                    568,900 shares of the Company's Common Stock. No fractional shares will be distributed. The shares to be distributed constitute approximately 5% of the issued and outstanding shares of Common Stock of the Company.

Distribution  Ratio
                    Each shareholder of the Parent will receive one share of the Common Stock of the Company for every four shares of the Parent's common stock held on the Record Date.


Fractional  Share Interests

                    No fraction of a share of Common Stock will be issued as a result of the Distribution. All fractional shares which would otherwise be issuable as a result of the Distribution will be rounded up to the nearest whole share and the shareholder will be issued one full share in lieu thereof. See "The Distribution -- Manner of Effecting the Distribution."

Trading  Market

                     OTC Bulletin Board

Distribution Agent

                     Securities Transfer Corporation

Record  Date

                     _____________, 1997

Mailing Date

                    The   Distribution   Agent  will  mail  share   certificates
                    commencing about ten days after the effective date of this Registration Statement.

Tax   Consequences

                    See "The Distribution -- Federal Income Tax Consequences of the Distribution.

Risk  Factors

                    See  "Risk Factors"

THE  COMPANY

Millennia Entertainment, Inc., a Texas corporation (the "Company"), is a start-up operation, having started business in February of 1997. The Company's primary business is to seek out wholesale buyers of video tape programming, to obtain the rights to duplicate the programming and to outsource the duplication of the video tape programming and printing. The Company's executive office is located at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 and its telephone number is (972) 248-1922.


RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK.


LACK OF PROFITABILITY AND LACK OF OPERATING HISTORY

The Company has only been in business since February 20, 1997 and has a net loss from operations through June 30, 1997 of $34,965. The Company has a working capital deficit of $48,759 and negative shareholder's equity of $33,965. The Parent had advanced $20,250 to the Company for working capital as of June 30,1997. These advances are noninterest bearing and are payable on demand.

The Company's operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of operating history and the inability to obtain capital from non-related parties. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of a new business. There can be no assurance that future operations of the Company will be profitable . Future revenues and profits, if any, will depend upon numerous factors, many of which are beyond the control of the Company's management including general economic conditions and the nature and speed of technological development relating to video tapes and possible future competing devices and services.

ECONOMIC AND INDUSTRY CONDITIONS

Demand for the Company's services is likely to be affected by general economic conditions. This demand is likely to fluctuate as a consequence of changes in the economy and future trends in the usage of video tapes, as well as the possible development of competing products which may be cheaper, more technologically advanced or more appealing to users. The Company anticipates that its sales and operating results will fluctuate from time to time as a result of these factors.

COMPETITION

There are numerous competitors in the Company's industry, many of whom are larger, have a record of profitable operation, and have greater financial, technical and human resources. Such companies may develop products or services that may be viewed as more effective than the Company's products and services and they may be more successful in marketing their products and services. This industry is competitive with respect to both price and service. While the Company has had some success in obtaining the rights to duplicate programming from many sources, there can be no assurance that it will be able to expand these sources significantly or, if so, how quickly. No assurance can be given that the Company will be able to compete successfully.

DEPENDENCE ON KEY PERSONNEL; CONTROL BY PARENT

The Company's future success will depend in large part upon the continued services of its key manager. Given the Company's limited operating history, the Company's success will also be dependent upon its ability to attract and retain qualified personnel to develop and expand its operations. No assurance can be given that the Company will be able to retain its current manager and that it will be able to obtain the services of the personnel necessary for the Company's growth and success.

The Company, after the distribution of the stock dividend contemplated herein, will be owned 95% by the Parent. Accordingly, the Parent will determine the composition of the Company's Board of Directors and thereby direct the affairs of the Company. This fact may affect the Company's future growth and development, as well as the marketability and price of its stock.

LACK OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

Prior to this Offering, there has been no public market for the Company's common stock. There can be no assurance that an active public market will develop for the Common Stock. The Company believes that such factors as quarterly variations in the Company's financial results, announcements regarding operations of the Company and developments affecting the Company, its market or products and services could cause significant fluctuation in the market price of the Common Stock. In addition, the stock market in general has recently experienced price and volume fluctuations which appear to be unrelated to the operating performance of individual companies. Broad market fluctuations may adversely affect the market price of the Common Stock.

POSSIBLE ADVERSE TAX CONSEQUENCES

Holders of the Parent's common stock may incur tax liability upon the Distribution without any attendant cash payment. See "The Distribution- Federal Income Tax Consequences of the Distribution."


                              PLAN OF DISTRIBUTION

Reasons for the Distribution

The Board of Directors of Millennia, Inc. has determined that it is in the best interest of that company and its shareholders to make the Distribution in the manner described herein. The Parent is a diversified management company engaged, through its subsidiaries, in various unrelated businesses. The Distribution will result in the Company being a separate publicly held company. The Parent's Board of Directors believes that the Distribution will allow investors to better evaluate the Company and its future prospects independently, enhancing the likelihood that it will achieve appropriate market recognition regarding its own performance and potential. The Parent's Board of Directors believes that, by distributing the Common Stock to the Parent's shareholders, the potential for increasing the long-term value of each shareholder's investment in the Parent will be enhanced. In addition, the Company may expand its business through acquisitions of existing businesses (although at the present time none are specifically contemplated) and the Boards of Directors of the Parent and the Company believe that having a public market for the Common Stock will allow the Company to more readily make such acquisitions in the future by structuring them as stock transactions.

Manner of Effecting the Distribution

The Parent will effect the Distribution by delivering shares of the Company's Common Stock to Securities Transfer Corporation as the distribution agent (the "Distribution Agent") for distribution to holders of record of the Parent's common stock on the Record Date. The distribution will be made on the basis of one share of the Common Stock for every four shares of the Parent's common stock issued and outstanding on the Record Date. Currently, there are 2,275,635 shares of the Parent's common stock issued and outstanding. All such shares of the Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Common Stock". The Distribution Agent will begin to mail the certificates representing shares of Common Stock which are being distributed as a dividend to the Parent's shareholders about ten days after the effective date of this Registration Statement.

No certificates or scrip representing fractional shares of Common Stock will be issued as part of the Distribution. All fractional shares will be rounded up to the nearest whole share and each stockholder who would otherwise be entitled to a fraction of a share will be issued one full share in lieu thereof.

No  holder  of the  Parent's  common  stock  will  be  required  to  submit  any documentation to the Distribution Agent or to pay any cash or other consideration for the shares of Common Stock received in the Distribution or to surrender or exchange any shares of the Parent's common stock in order to receive the Common Stock which is being distributed as a dividend. The distribution will not affect the number of, or rights attaching to, outstanding shares of the parent's common stock.

Listing and Trading of the Common Stock

The Company expects that the Common Stock will initially be traded on the OTC Bulletin Board upon the effectiveness of the Registration Statement. Shares of Common Stock distributed to the Parent's shareholders will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution include individuals or entities that control, are controlled by or under common control with the
Company, and may include directors and principal executive officers of the Company, as well as any stockholder owning 5% or more of the total stock issued and outstanding. Persons who are affiliates of the Company will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act which is applicable to them. In addition to the three individuals listed as directors and executive management of the Company (See "Management"), Halter Capital Corporation is an affiliate of the Company. After the Distribution the Company is expected to have approximately 1500 shareholders.
                                        5

Federal Income Tax Consequences of the Distribution

Millennia, Inc. has received the opinion of Richard Braucher, Esq., counsel to the Company and the Parent, regarding the federal income tax consequences of the Distribution under the Internal Revenue Code, as amended (the "Code"). The opinion generally provides as follows:

     (i) Each shareholder of the Parent will be considered to have received a taxable distribution in an amount equal to the fair market value on the Record Date of the Common Stock received. Such a taxable distribution would be taxed as a dividend received with respect to the shares of common stock of the Parent then owned by the shareholder.

    (ii) A shareholder's basis in the Common Stock received in the Distribution will be equal to the fair market value of the Common Stock on the Record Date and the shareholder's holding period will begin on the Record Date. The stockholder's basis of the common stock of the Parent will not be affected by the Distribution.

    (iii) Millennia, Inc will recognize gain, but not loss, in an amount equal to the difference between the fair market value of the Common Stock distributed and its basis in that stock.

     THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO STOCKHOLDERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES OF AMERICA OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.



                           DESCRIPTION OF COMMON STOCK

     The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of the Common Stock, with no par value. Holders of Common Stock are entitled to one vote for each share owned on each matter submitted to a vote of the shareholders. After the completion of this Distribution, there will be issued and outstanding 11,400,000 shares of Common Stock. The Company's Board of Directors has the legal authority to issue the remaining unissued authorized shares, without shareholder approval, for any purpose deemed to be in the best interest of the Company. Shares could be issued to deter or delay a takeover or other change of control of the Company.

     All outstanding shares of Common Stock of record are fully paid, validly issued and nonassessable and the holders of Common Stock have no preemptive rights to subscribe for or to purchase any additional securities issued by the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the distribution of assets after payment of debts and expenses. There are no conversion, sinking fund or redemption provisions, or any restrictions on alienability with respect to the Common Stock.

     The holders of the Common Stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefor. See "Dividend Policy,"


Dividend Policy

     The Company has never paid or declared any cash dividend on its Common Stock and does not intend to pay cash dividends on its Common Stock in the foreseeable future. The Company presently expects to retain its earnings, if any, to finance the development and expansion of its business. The payment by the Company of dividends, if any, on its Common Stock in the future is subject to the discretion of the Board of Directors and will depend on the Company's earnings, financial condition, capital requirements and other factors.

Use of Proceeds

     The  Company  will  not  receive  any   proceeds   from  the  issuance  and
distribution of the shares of Common Stock covered by this Prospectus.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in connection with the Company's financial statements and the notes associated with them as contained elsewhere in this document. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company.

Caution Regarding Forward-Looking Information

This Registration Statement contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or its management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, the forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.


Results of Operations

     The Company was incorporated under the laws of the State of Texas in February of 1997, as a wholly-owned subsidiary of Millennia, Inc., a publicly owned corporation whose stock trades on the American Stock Exchange. The Company began operations concurrently with its formation and, accordingly, has had limited business operations due to the start-up nature of its business. The Company is primarily a distributor of general entertainment videotapes on a contract basis to resellers. The Company obtains the appropriate duplication and distribution rights to various titles selected by its customers and contracts for third parties to duplicate the requested titles; this work is usually done by an affiliate of the Company.

     During the initial four months of operations, the Company generated limited sales activity with total sales of approximately $3,300. Due to the start-up costs of production and the need to produce samples, the Company incurred costs of goods sold of approximately $13,900. Additionally, initial marketing costs of approximately $7,600 and administrative costs of approximately $16,500 contributed to the overall net operating loss of approximately $35,000 for the period ended June 30, 1997.

     As the Company generates sales and incurs costs on a "contracted by project" basis, the Company's operations will, in essence, continue to be driven by customer demand for the Company's services. Thus, management continually monitors production costs and administrative overhead costs in the preparation of price quotations for its services for prospective customers.

Capital Resources

     During the Company's organizational phase approximately $15,200 was expended on capital assets, principally office furniture and related equipment. The Company does not currently have any further material commitments for capital expenditures and does not anticipate any in the foreseeable future.

Liquidity

     For the period ended June 30, 1997, the Company used approximately $8000 of cash in operating activities. This operating deficit was met primarily through working capital advances from its parent company. The Company currently meets its operating requirements through daily operations, although its parent company has affirmed its intent to fund cash and/or working capital deficiencies, if any, should they occur. Management is also of the opinion that either future bank financing or equity placements may be available to provide liquidity in future periods. However, there is no assurance that such financing or equity placements will be available at amounts or rates favorable to the Company.

     The Company is a component of the consolidated Federal and State Income Tax Returns of its parent. As such, the Company has no separate company net operating loss carryforwards available to offset taxable income, if any, in future periods.

Other Comments

     The Company's sales operations are directed from Florida but its customer base is both national and international in scope. At the present time, with limited operations, virtually all sales activity has been located in the United States. The Company's sales levels will be directly related to its marketing efforts, competitive pricing and customer demand. Accordingly, a fluctuation in any one or all of these factors could have a material impact on the Company's financial stability. In providing contracted service, the Company's activities historically have not been, and in the near term are nor expected to be, materially affected by inflation or changing prices in general.

                                    BUSINESS

The Company is a start-up operation which commenced operations in February of 1997. The Company's primary business is to seek out wholesale buyers of video tape programming, to obtain the rights to duplicate the programming, and to outsource the duplication of the video tape programming and printing. By securing the buyer of the duplicated video tape programming before purchasing any inventory, the Company eliminates the need to hold inventory, thus keeping its capital requirements to a minimum.

Customers. The Company has not yet had any significant sales and thus far no dependence has been established on any single customer or group of customers. The Company anticipates that the market for its services is such that, in the future, it will not be dependent on a single customer for any significant part of its sales.

Raw  materials.  The  Company  purchases  its  duplication  services  and  video cassettes from an affiliated company, Digital Communications Technology Corporation ("DCT"). All purchases are at arms length and the prices and terms are the same as DCT provides to its best customers. The raw materials used by DCT are readily available on the open market.

Employees. The Company currently has one full time employee, its President, Jim Weinberg. Mr. Weinberg is responsible for all sales and administrative functions of the Company.

Competition. There are numerous competitors in the Company's industry, many of whom are larger, have a record of profitable operation, and have greater financial, technical and human resources. Such companies may develop products or services that may be viewed as more effective than the Company's products and services and they may be more successful in marketing their products and services. This industry is competitive with respect to both price and service. While the Company has had some success in obtaining the rights to duplicate programming from many sources, there can be no assurance that it will be able to expand these sources significantly or, if so, how quickly. No assurance can be given that the Company will be able to compete successfully.

Properties. The Company's operations as currently conducted require no warehouse or storage space. The Company's administrative and operated out of a small office in Florida. The Company pays no rent for this office.



                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows:

    NAME                AGE         POSITION

Jim Weinberg             41    President and Chief  Operating Officer

Kevin B. Halter          62    Chairman of the Board and Chief Executive Officer

Kevin B. Halter, Jr.     36    Vice President, Secretary and Director


Jim Weinberg has served as President and Chief Operating Officer of the Company since October l997. Mr. Weinberg served as Chief Operating Officer of Digital Communications Technology Corporation ("DCT") from May 1997 until September 1997, a position which he also held with DCT from April 1996 to March 1997. A co-founder of DCT in 1987, Mr. Weinberg served as its Executive Vice President until March 1996. From 1978 to 1987, Mr. Weinberg was the owner of Television Services, Inc., a video production company specializing in national television commercials and sporting events.

Kevin B. Halter has served as a director of the Company and Chairman of the Board since its founding and as its President until March 1997. Mr. Halter has served as President, Chairman of the Board, Chief Executive Officer and a director of Millennia, Inc., the Company's parent, since 1994. In addition, Mr. Halter has served as Chairman of the Board and Chief Executive Officer of Halter Capital Corporation, a privately-held investment and consulting company, since 1987. Kevin B. Halter is the father of Kevin B. Halter, Jr.

Kevin B. Halter, Jr. has served as a director of the Company since its founding and as its Vice President and Secretary since February 1997. Mr. Halter has also served as Vice President, Secretary and a director of Millennia, Inc., the Company's parent, since 1994. In addition, Mr. Halter also serves as Vice President and Secretary of Halter Capital Corporation. He is the President of Securities Transfer Corporation, a registered stock transfer company, a position which he has held since 1987. Kevin B. Halter, Jr. is the son of Kevin R. Halter


EXECUTIVE COMPENSATION

The officers and directors of the Company were not compensated in any way for their service to the Company in the period beginning February 20, 1997 (the inception of the Company) through September 30, 1997, although they receive compensation from the Parent. Mr. Weinberg commenced full-time employment on October 1, 1997 at an annual salary of $75,000.


     SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 30, 1997 with regard to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding shares; (ii) by the officers and directors of the Company individually and (iii) by the officers and directors as a group.

    Name and Address of Beneficial Owner             Amount Owned        Percent

    Millennia, Inc.                                  11,400,000 (1)       100 %
    16910 Dallas Parkway, Suite 100                  10,831,900 (2)        95%
    Dallas, Texas 75248

    Kevin B. Halter                                  none                   0

    Kevin B. Halter, Jr.                             none                   0

    Jim Weinberg                                     none                   0

    All Officers and Directors as a Group            none                   0

(1) pre distribution
(2) post distribution

                              CERTAIN TRANSACTIONS

During 1997, the Parent advanced $20,250 to the Company for working capital. As of September 30, 1997, the Company owed $20,250 to the Parent as noninterest bearing advances which are repayable upon demand. The Company utilizes the video duplication services and certain administrative personnel of Digital Communications Technology Corporation ("DCT"), an affiliate of Millennia, Inc. As of September 30, 1997, the Company owed approximately $6000 to DCT under this arrangement. It is anticipated that the Parent will continue to make advances for working capital on the same terms in the future and that the Company will continue to obtain the same services from DCT for the foreseeable future on the same terms as are currently offered.


LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Richard Braucher, attorney at law.

EXPERTS

The financial statements of the Company for the period ended June 30, 1997 included herein have been audited by S.W. Hatfield +Associates, certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm in giving said report.

                             ADDITIONAL INFORMATION

Upon completion of this offering, the Company will be subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith will file periodic reports and other information with the Securities and Exchange Commission (the "Commission). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York, 10007, and Suite 1400, Northwestern Atrium Center, 500 West Madison St., Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549.

The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the Common Stock covered by this Prospectus. For further information about the Company and the Common Stock, reference is made to the Registration Statement and to the financial statements and exhibits filed as a part thereof, copies of which can be inspected and made at the addresses referenced above. Statements contained in the Prospectus as to the contents of any contract or any other document are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
Liabilities

The Company's bylaws provide that the Company will indemnify its directors and officers to the full extent authorized or permitted under Texas law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. ln the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                          INDEX TO FINANCIAL STATEMENTS



                                                                         Page
                                                                         ----
Report of Independent Certified Public Accountants                        F-2

Financial Statements

   Balance Sheet as of June 30, 1997                                      F-3

   Statement of Operations
     for the period from February 20, 1997 (date of inception)
     through June 30, 1997                                                F-4

   Statement of Changes in Shareholder's Equity
     for the period from February 20, 1997 (date of inception)
     through June 30, 1997                                                F-5

   Statement of Cash Flows
     for the period from February 20, 1997 (date of inception)
     through June 30, 1997                                                F-6

   Notes to Financial Statements                                          F-7

S. W. HATFIELD + ASSOCIATES
certified public accountants

Members:   American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
           Texas Society of Certified Public Accountants



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholder
Millennia Entertainment, Inc.

We have audited the accompanying balance sheet of Millennia Entertainment, Inc. (a Texas corporation and a wholly-owned subsidiary of Millennia, Inc.) as of June 30, 1997 and the related statement of operations, changes in shareholder's equity and cash flows for the period from February 20, 1997 (date of inception) through June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennia Entertainment, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the period from February 20, 1997 (date of inception) through June 30, 1997 in conformity with generally accepted accounting principles.



                                               /s/ SW Hatfield + Associates
                                               ----------------------------
                                               S. W. HATFIELD + ASSOCIATES
Dallas, Texas
July 24, 1997 (except for Note A
   as to which the date is October 1, 1997)




                      Use our past to assist your future sm

           P. O. Box 820392 o Dallas, Texas 75382-0392 o 214-342-9635
        9236 Church Road, Suite 1040 o Dallas, Texas 75231 o 800-244-0639
                  214-342-9601 (fax) o SWHCPA@aol.com (e-mail)



                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                                  BALANCE SHEET
                                  June 30, 1997



                                     ASSETS
                                     ------
Current assets
   Cash and cash equivalents                                                             $ 3,238
   Accounts receivable - trade                                                               103
                                                                                          ------

       Total current assets                                                                3,341
                                                                                          ------
Property and equipment
   Video tape masters                                                                     13,650
   Office furniture, fixtures and equipment                                                1,588
                                                                                          ------
                                                                                          15,238
   Accumulated depreciation                                                                 (444)
                                                                                          ------

       Net property and equipment                                                         14,794
                                                                                          ------

TOTAL ASSETS                                                                             $18,135
                                                                                          ======

                                                LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
   Accounts payable and accrued liabilities
       Trade                                                                             $25,800
       Parent company                                                                     20,250
       Affiliate                                                                           6,050
                                                                                          ------

       Total current liabilities                                                          52,100
                                                                                          ------
Contingencies and commitments

Shareholder's equity Common stock - no par value.
       Class A - 25,000,000 shares authorized.
           11,400,000  shares issued and outstanding                                       1,000
       Class B - 10,000,000 shares authorized.
         None issued and outstanding                                                         -
       Accumulated deficit                                                               (34,965)
                                                                                          ------

       Total shareholder's equity                                                        (33,965)
                                                                                          ------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                               $18,135
                                                                                          ======


The accompanying notes are an integral part of these financial statements.




                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             STATEMENT OF OPERATIONS
     Period from February 20, 1997 (date of inception) through June 30, 1997



Revenues
   Video products and services                                                           $ 3,263
                                                                                          ------

Cost of goods sold
   Materials, contract services and other                                                 13,622
   Depreciation                                                                              255
                                                                                          ------
   Total cost of goods sold                                                               13,877
                                                                                          ------
                                                                                         (10,614)
                                                                                          ------
Operating expenses
   Selling expenses                                                                        7,630
   General and administrative expenses                                                    16,532
   Depreciation and amortization                                                             189
                                                                                          ------

       Total operating expenses                                                           24,351
                                                                                          ------
Loss from operations                                                                     (34,965)

Income tax provision                                                                           -
                                                                                          ------
Net loss                                                                                $(34,965)


Loss per adjusted weighted-average share
   of common stock outstanding                                                               nil
                                                                                             ===
Number of adjusted weighted-average
   shares outstanding                                                                 11,400,000
                                                                                      ==========

The accompanying notes are an integral part of these financial statements.



                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             STATEMENT OF CHANGES IN
                  SHAREHOLDERS' EQUITY Period from February 20,
                 1997 (date of inception) through June 30, 1997



                                                          Common Stock              Accumulated
                                                          ------------
                                                      Shares          Amount          deficit      Totals
                                                     ----------       ------          -------      ------

Balances at February 20, 1997                                 -       $   -           $     -        $  -

Issuance of common stock
     to parent company                               11,400,000        1,000            -            1,000

Net loss for the period                                       -            -           (34,965)    (34,965)
                                                     ----------        --------       ---------     ------

Balances at June 30, 1997                            11,400,000       $1,000          $(34,965)   $(34,965)
                                                     ==========        =====            ======      ======



The accompanying notes are an integral part of these financial statements.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             STATEMENT OF CASH FLOWS
     Period from February 20, 1997 (date of inception) through June 30, 1997



Cash flows from operating activities
   Net loss for the period                                         $(34,965)
   Adjustments to reconcile net income to
       net cash used in operating activities
       Depreciation and amortization                                    444
       (Increase) decrease in:
           Accounts receivable                                         (103)
       Increase (decrease)  in:
           Accounts payable and accrued liabilities                  25,800
                                                                     ------
Net cash used in operating activities                                (8,824)
                                                                     ------

Cash flows from investing activities
   Cash paid to acquire furniture and equipment                     (15,238)
                                                                     ------

Net cash used in investing activities                               (15,238)
                                                                     ------

Cash flows from financing activities
   Cash advances from parent company                                20,250
   Cash advances from affiliate                                      6,050
   Cash received for issuance of common stock                        1,000
                                                                   -------

Net cash provided by financing activities                           27,300
                                                                    ------

Increase in cash                                                     3,238

Cash and cash equivalents at beginning of period                         -
                                                                   -------

Cash and cash equivalents at end of period                        $  3,238
                                                                   =======

Supplemental disclosures of
   interest and income taxes paid

       Interest paid during the year                              $      -
                                                                   =======
       Income taxes paid during the year                          $      -
                                                                   =======


The accompanying notes are an integral part of these financial statements.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1997



NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Millennia Entertainment, Inc. (Company) is a Texas corporation headquartered in Dallas, Texas with operations located in Florida. The Company is a wholly-owned subsidiary of Millennia, Inc. The Company is primarily a distributor of general entertainment videotapes on a contract basis. The Company arranges for the appropriate duplication and distribution rights to the requested titles and contracts for third-party duplication of bulk copies of the respective program(s).

On October 1, 1997, in anticipation of filing a Registration Statement under The Securities Act of 1933, the Company approved a forward split of the issued and outstanding shares of common stock raising the number of issued shares from the initially issued amount of 1,000 shares to 11,400,000 shares. All amounts related to issued and outstanding shares in the accompanying financial statements reflect the effect of this forward stock split as if the split had occurred at the beginning of the first period presented.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is dependent upon its parent company for nominal working capital support. The parent company intends to continue providing the necessary working capital support for foreseeable future periods.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.     Cash and Cash Equivalents

       For purposes of reporting cash flows, the Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

2.     Accounts Receivable

       In the normal course of business, the Company extends unsecured credit to virtually all of its customers, which are principally located in the United States and Canada. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by entities owing the Company commissions, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

                          MILLENNIA ENTERTAINMENT, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                  June 30, 1997



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

3.     Property and Equipment

       Property and equipment is recorded at its historical cost. Depreciation is provided for in amounts sufficient to relate the asset cost to operations over the estimated useful life (three to five years) using the straight line method for financial reporting purposes.

       Video tape masters are recorded at historical cost. Depreciation is provided for using the straight-line method over a period of five (5) years from the acquisition of the respective master, which approximates the estimated useful life for duplication purposes of the respective video tape master, in accordance with Statement of Financial Accounting Standard No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films."

       Gains  and  losses  from   disposition  of  property  and  equipment  are
       recognized as incurred and are included in operations.

4.     Income Taxes

       The Company utilizes the asset and liability method of accounting for income taxes. At June 30, 1997, the deferred tax asset and deferred tax liability accounts, consisting solely of temporary differences, were not material to the financial statements and no valuation allowance was provided against deferred tax assets. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation.

       The Company files its income tax returns as a component of its parent company's consolidated tax return. Accordingly, all net operating losses are offset against the tax liabilities, if any, of the Company's parent. No separate company net operating loss carryforwards exist as of June 30, 1997.


NOTE C - RELATED PARTY TRANSACTIONS

The Company's parent, Millennia, Inc., has advanced approximately $20,250 to the Company for working capital as of June 30, 1997. The advances are noninterest bearing and are repayable upon demand.

The Company utilizes the video duplication services and certain administrative personnel of Digital Communications Technology Corporation (DCT), an affiliate of Millennia, Inc. As of June 30, 1997, the Company owed DCT approximately $6,050 for various services related to the Company's operations which are reflected in the accompanying statement of operations.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering herein contained, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Propsectus does not constitute an offer to sell any security other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof.


TABLE OF CONTENTS


                                 Page
Caution Regarding
Forward-Looking Information                        MILLENNIA ENTERTAINMENT, INC.
Prospectus Summary
The Company
Risk Factors
Plan of Distribution
Dividend Policy
Use of Proceeds
Management's Discussion and                              PROSPECTUS
   Analaysis of Financial Condition
    and Results of Operation
Business
Properties
Directors and Executive Officers                        568,900 SHARES
Security Ownership of Beneficial
     Owners and Management
Certain Transactions                                   OF COMMON STOCK
Legal Matters
Experts
Additonal Information
Changes in and Disagreements with
      Accountants on Accounting
      and Financial Disclosure
Disclosure of Commission
    Position on Indemnificaiton
    for Securities Act Liabilities
Index to Financial Statements

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

             SEC Filing Fee                         $1778
             Printing Expense                       $*
             Accounting Fees and Expenses           $*
             Legal Fees and Expenses                $*
             Blue Sky Fees and Expenses             -0-
             TOTAL                                  $*
                                                    *to be supplied by amendment

Item 16 Exhibits.

          3.1      Articles of Incorporation  of the Company

          3.2      Bylaws of the Company

          4.1       Specimen Certificate of Common Shares,  no par value*

          5.1       Opinion of  Richard  Braucher, Esq.*

          8.1       Opinion of  Richard  Braucher, Esq., regarding tax matters*

         23.1       Consent of  S.W. Hatfield + Associates, C.P.A.

         23.2       Consent of Richard  Braucher, Esq
                                                   * to be supplied by amendment

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (a) To include any prospectus required under Section 10(a)(3) of the Securities Act.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and had duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of October, 1997.



MILLENNIA ENTERTAINMENT, INC.

By  /S/ Kevin B. Halter                            October 29, 1997
    --------------------------------------
    Kevin B. Halter, Chairman of the Board



                                POWER OF ATTORNEY

The Company and each person whose signature appears below hereby designates and appoints Kevin B. Halter as its or his attorney-in-fact (the "Attorney-in-Fact") with full power to act alone, and to execute in the name and on behalf of the Company and each person, individually and in the capacity stated below, any amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as the Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement together with all exhibits thereto and any and all documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/S/ Jim Weinberg                                           October 29, 1997
    ---------------------------------------------------
Jim Weinberg, President and Chief Operating Officer


/S/ Kevin B. Halter                                        October 29, 1997
    ---------------------------------------------------
Kevin B. Halter, Chairman of the Board
(Principal Executive, Financial and Accounting Officer)


/S/ Kevin B. Halter, Jr.                                   October 29, 1997
    ---------------------------------------------------
Kevin B. Halter, Jr., Vice President,
Secretary and Director

EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                          Millennia Entertainment, Inc.



                                   ARTICLE ONE

The name of the corporation is Millennia Entertainment, Inc.

                                  ARTICLE TWO

The period of its duration is perpetual.

                                  ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

     "To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act."

                                  ARTICLE FOUR

     The maximum number of shares of stock that this corporation is authorized to have issued and outstanding at any one time is 25,000,000 shares of common stock without par value. The shareholders shall not have the preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying the right to subscribe to or acquire shares. Shareholders do not have the right to cumulative voting.



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                                  ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

                                   ARTICLE SIX

     The street address of its initial registered office is c/o C T CORPORATION SYSTEM, 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

                                  ARTICLE SEVEN

     The number of directors of the corporation may be fixed by the by-laws. The number of directors constituting the initial board of directors is One (1) and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

NAME                            ADDRESS
----                            -------

Kevin B. Halter                16910 Dallas Parkway, #100
                               Dallas, Texas 75248



                                        2

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EXHIBIT 3.2

                     BYLAWS OF MILLENNIA ENTERTAINMENT, INC.


                                    ARTICLE I
                                     GENERAL


     1.1 GENERAL OFFICES Unless otherwise determined by resolution of the Board of Directors, the principal office of the Corporation shall be located in the City of Dallas, County of Dallas, State of Texas. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.

     1.2 REGISTERED OFFICE The Corporation shall have and continuously maintain in the State of Texas a registered office which may be, but need not be, the same as the principal office in the State of Texas. The address of the registered office may be changed from time to time by the Board of Directors.

     1.3 REGISTERED AGENT The Corporation shall have and continuously maintain in the State of Texas, a registered agent, which agent may be either an individual resident of the State of Texas whose business office is identical with the Corporation's registered office, or a domestic corporation, or a foreign corporation authorized to transact business in the State of Texas which has a business office identical with the Corporation's registered office. The registered agent may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS


     2.1 ANNUAL SHAREHOLDERS' MEETINGS An annual meeting of the shareholders shall be held each year on a day to be selected by the Chairman of the Board of Directors or the President within six months after the end of the Corporation's fiscal year, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. The annual meeting shall not be held on a date declared a legal holiday by the State of Texas. If the election of the Directors shall not be held on the date selected for any annual meeting of Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

     2.2 SPECIAL MEETINGS Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or these Bylaws, may be called by the Chairman of the Board, President, the Board of Directors, or the holders of not less than 25% of all outstanding shares of the Corporation entitled to vote at the meeting. Business translated at a special meeting shall be limited to the purposes state in the notice of the meeting.

     2.3 PLACE OF MEETING The Chairman of the Board of Directors or the President may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting of shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Texas.

     2.4 NOTICE OF MEETING Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President, the Secretary, or the person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at this address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid.

     2.5 ACTION WITHOUT MEETING Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be give to those stockholders who have not consented in writing.

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


     2.6 FIXING THE RECORD DATE For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for such determination of shareholders, such date in any case to be not more than fifty (50) days and not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     2.7 VOTING LISTS

          A. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept at the registered office of the Corporation or the principal office of the Corporation, if it be other than the registered office, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

          B. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

          C. An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this Section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonable to enable him or her to comply with the duties prescribed by this Section, the Corporation, but not such officer or agent, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

     2.8 QUORUM OF SHAREHOLDERS The holders of a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote at any meeting of shareholders at which a quorum is present, shall be the act of that shareholders' meeting, unless the vote of a greater number is required by law.

     2.9 VOTING OF SHARES

          A. Each outstanding share, regardless of class, shall be entitled to one vote on any matter submitted to a vote of the shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series, and except as otherwise provided by the General Corporation Law or Texas Business Corporation Act.

          B. Treasury shares, shares of this Corporation's stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation's stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

          C. A shareholder may vote either in person or by a proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise specifically provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

          D. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote.

2

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     2.10 METHOD OF VOTING Voting on any question or in any election shall be by written ballot.

     2.11 RULES OF PROCEDURE To the extent applicable, Robert's Rules of Order may govern the conduct and procedure at all shareholders' meetings.

     2.12 TELEPHONE MEETINGS Subject to the provisions required or permitted by the General Corporation Law of Texas for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, shareholders may participate in and hold a meeting of shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     2.13 CUMULATIVE VOTING Cumulative voting is expressly prohibited by the Articles of Incorporation for this Corporation,

     2.14 PRE-EMPTIVE RIGHTS No holder of any stock of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the Corporation authorized by the Articles of Incorporation or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into any class of stock of the Corporation, but any stock authorized by the Articles of Incorporation or any such additional authorized issue of any stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of the Articles on Incorporation.

                                   ARTICLE III
                                    DIRECTORS


     3.1 MANAGEMENT The business and affairs of the Corporation shall be managed by its Board of Directors. Directors need not be residents of Texas or shareholders of the Corporation in order to qualify as a director.

     3.2 NUMBER The number of directors of the Corporation shall consist of from one to three members as shall be elected by the shareholders from time to time. The number of directors may be increased or decreased from time to time by amendment to this Section of the Bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     3.3 ELECTION At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting.

     3.4 TERM OF OFFICE Unless removed in accordance with these Bylaws each director shall hold office for the term for which the director is elected and until the director's successor shall have been elected and qualified.

     3.5 REMOVAL The entire Board of Directors or any director may be removed from office, either with or without cause, at any special meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director or directors if notice of intention to act upon the question of removing such director shall have been stated as one of the purposes for the calling of such meeting and such meeting shall have been called in accordance with these Bylaws.

     3.6 VACANCY

          A. Any vacancy occurring in the Board of Directors may be filled in accordance with paragraph C of this Section or may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

          B. A directorship to be filled by reason of an increase in the number of directors may be filled in accordance with paragraph

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          C of this  Section  or may be filled by the Board of  Directors  for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

          C. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

     3.7 QUORUM A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law or these Bylaws. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or these Bylaws.

     3.8 ANNUAL DIRECTORS' MEETINGS Immediately after the annual meeting of the shareholders and at the place such meeting of the shareholders has been held, the Board of Directors shall meet each year for the purpose of electing the officers of the Corporation and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

     3.9 REGULAR MEETINGS The Board of Directors may provide by resolution the time and place, either within or without the State of Texas, for the holding of regular meetings without other notice that such resolution.

     3.10 SPECIAL MEETINGS Special meetings of the Board of Directors may be called by the Chairman of the Board , the President or shall be called at the request of any two members of the Board of Directors and shall be held upon notice by letter, telegram, or fax, delivered for transmission not later than during the third business day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second business day immediately preceding the day for the meeting. Notice of any special meeting of the Board of Directors may be waived before or after the time of the meeting. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

     3.11 NO STATEMENT OF PURPOSE OF MEETING REQUIRED Neither the business proposed to be transacted, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.12 COMPENSATION By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

     3.13 ATTENDANCE AND PRESUMPTION OF ASSENT Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless that director's dissent shall be entered in the minutes of the meeting or unless that director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.14 EXECUTIVE AND OTHER COMMITTEES The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution or in these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation of the Corporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of the Corporation's business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering, or repealing these Bylaws or adopting new Bylaws, filling vacancies in the Board of Directors or any committee, filling any directorship to be filled by reason of an increase in the number of directors, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee. No committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

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     3.15 REMOVAL OF COMMITTEE  MEMBERS Any member of a committee elected by the
Board of Directors may be removed from said committee, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not itself create any contract right.

     3.16 WAIVER BY UNANIMOUS CONSENT IN WRITING Any action required or permitted to be taken at a meeting of the Board of Directors, any Executive Committee or any other committee of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all of the members of the Board of Directors, the Executive Committee or any other committee of the Board of Directors, as the case may be, and then delivered to the Secretary of the Corporation of inclusion in the Minute Book of the Corporation. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with Secretary of State.

     3.17 TELEPHONE MEETING Subject to the provisions required or permitted by the General Corporation Law of Texas for notice of meetings, unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or that committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE IV
                                    OFFICERS


     4.1 NUMBER The principal officers of the corporation shall consist of a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person. No officer need be a shareholder, a director, or a resident of Texas.

     4.2 ELECTION AND TERM OF OFFICE The officers of the Corporation shall be elected by the Board of Directors at its annual meeting or as soon thereafter as conveniently possible. New or vacated offices may be filled at any meeting of the Board of Directors. The subordinate officers and agents not elected or appointed by the Board of Directors shall be appointed by the President or any other principal officer to whom the President shall delegate that authority. Each officer shall hold office until that officer's successor shall have been fully elected and shall have qualified or until that officer's death or until that officer shall resign or shall have been removed in the manner hereafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

     4.3 REMOVAL Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     4.4 VACANCIES A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term as herein provided.

     4.5 AUTHORITY Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     4.6 PRESIDENT Unless the Board of Directors elects a Chairman of the Board and designates him as the principal executive officer of the Corporation, the President shall be the principal executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation. Unless a Chairman of the Board has been elected, the President shall preside at all meetings of the Shareholders and of the Board of Directors. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

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     4.7 VICE  PRESIDENT In the absence of the  President or in the event of the
President's death, inability or refusal to act the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or in the absence of any designation then in the order of their election, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned by the Chairman of the Board, President or by the Board of Directors.

     4.8 SECRETARY The Secretary shall keep the minutes of the Shareholders' and Board of Directors' meetings in appropriate minute books; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents and instruments which have been duly executed by this Corporation in accordance the provision s of these Bylaws or the Articles of Incorporation for this Corporation or as required or permitted by law; keep a register of the mailing address for each shareholder as it has been furnished to the Secretary by such shareholder; sign with the President stock certificates representing shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board, President or by the Board of Directors.

     4.9 TREASURER The Treasurer shall be the principal financial officer of the Corporation and shall have charge and custody and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; render to the Chairman of the Board, the President and the Board of Directors, whenever the same shall be required, an account of all transactions as Treasurer and of the financial condition of the Corporation; if required by the Board of Directors give bond for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under his control belonging to the Corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board, President or by the Board of Directors.

     4.10 ASSISTANT TREASURER AND ASSISTANT SECRETARY The Assistant Treasurer shall, if required by the Board of Directors, give bond for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretary as authorized by the Board of Directors may sign with the President stock certificates representing shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurer and Assistant Secretary, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Board of Directors.

     4.11 SALARIES The salaries of the principal officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.


                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS


     5.1 CONTRACTS, DEEDS, MORTGAGES AND OTHER DOCUMENTS Subject always to the specific direction of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President or Vice President (or one of the Vice Presidents if there are more than one), and when requested, the Secretary shall attest to such signatures and affix the corporate seal to the instruments.

     5.2 LOANS No indebtedness shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     5.3 CHECKS, DRAFTS, ETC. All checks, drafts, notes, bonds, other orders for the payment of money, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     5.4 DEPOSITS All funds of the Corporation not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER


     6.1 CERTIFICATES FOR SHARES. The Corporation shall deliver stock certificates representing all shares to which shareholders are entitled in such form as may be determined by the Board of Directors. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Texas; the name of the person to whom it is issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, and any restrictions or statements required by law. Such certificates shall be signed by the President or Vice President and either by the Secretary or Assistant Secretary or such officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof.

     6.2 FACSIMILE SIGNATURES The signatures of the President or Vice President, Secretary or Assistant Secretary or such officer or officers as these Bylaws or the Board of Directors of the Corporation shall prescribe upon a certificate may be facsimiles , if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance.

     6.3 ISSUANCE Shares (both treasury and authorized but unissued) may be issued for such consideration, not less than the par value, of any of such shares and to such persons as the Board of Directors may determine from time to time.

     6.4 SUBSCRIPTIONS Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any other debt due to the Corporation.

     6.5 PAYMENT The consideration paid for the issuance of shares of the Corporation shall consist of money actually paid, labor or services actually performed, or property, both tangible and intangible, actually received.
Certificates for shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. When such consideration shall have been paid to the Corporation or to a corporation of which all of the outstanding shares of each class are owned by the Corporation, the shares shall be deemed to have been issued and the subscriber or Shareholder entitled to receive such issue shall be a Shareholder with respect to such shares, and the shares shall be considered fully paid and non-assessable. Neither promissory notes nor the promise of future services shall constitute payment or partial payment for shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors or the shareholders as the case may be, as to the value of the consideration received for shares shall be conclusive.

     6.6 LIEN The Corporation shall have a first and prior lien on all shares of its stock and upon all dividends being declared upon the same for any indebtedness of the respective holders thereof to the Corporation.

     6.7 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of fact by the person claiming that the certificate or certificates representing shares has been lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to give the Corporation a bond with a surety or sureties satisfactory to the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     6.8 TRANSFER OF SHARES Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by the holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     6.9 REGISTERED SHAREHOLDERS The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim


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to or interest in such share or shares on the part of any other person,  whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII
                             DIVIDENDS AND RESERVES

     7.1 DECLARATION AND PAYMENT Subject to provisions contained in the statutes or the Articles of Incorporation (if any), dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, property, or in shares of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

     7.2 RECORD DATE The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days and not less than ten (10) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopted the resolution declaring such dividend shall be the record date.

     7.3 RESERVES There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, to pay dividends, or to repair or maintain any property of the Corporation, or for such other purposes as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in that it was created.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1 DEFINITIONS In this Article:

          A, "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article VIII.

          B. "Director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary or another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

          C. "Expenses" include court costs and attorneys' fees.

          D. "Official capacity" means:

          (1). When used with respect to a director, the office of director in the Corporation, and

          (2).When used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but

          (3).In both Paragraphs (1) and (2) does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

          E. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative,

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     or investigative,  any appeal in such an action,  suit, or proceeding,  and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     8.2 POWER TO INDEMNIFY The Corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section 8.6 of this Article that the person:

          A. Conducted himself in good faith;

          B. Reasonably believed:

          (1) In the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interests; and

          (2) In all other cases, that his conduct was at least not opposed to the Corporation's best interests; and

          C. In the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     8.3 LIMITATIONS A director may not be indemnified under Section 8.2 of this Article for obligations resulting from a proceeding:

               A. In which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

               B. In which the person is found liable to the Corporation.

     8.4 TERMINATION OF A PROCEEDING The termination of a proceeding by a judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 8.2 of this Article.

     8.5 PROCEEDING BROUGHT BY THE CORPORATION A person may be indemnified under
Section 8.2 of this Article against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but if the proceeding was brought by or in behalf of the Corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding.

     8.6 DETERMINATION OF INDEMNIFICATION A determination of indemnification under Section 8.2 of this Article must be made:

          A. By a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding,

          B. If such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting exclusively of directors who at the time of the vote are not named defendants or respondents in the proceeding,

          C. By special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in Subsection A or B of this Section 8.6, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors; or

          D. By the shareholders in a vote that excludes the shares held by the directors who are named defendants or respondents in the proceeding.

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


     8.7 AUTHORIZATION OF INDEMNIFICATION Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection C of Section 8.6 of this Article, for the selection of special legal counsel. A provision contained in the Articles of Incorporation, these Bylaws, a resolution of Shareholders or Directors, or an agreement that makes mandatory the indemnification permitted under Section 8.2 of this Article shall be deemed to constitute authorization of indemnification in the manner required by this
Section 8.7 even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

     8.8 INDEMNIFICATION OF A DIRECTOR

     A. The Corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is named a defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     B. If, in a suit for the indemnification required by Section 8.8 of this Article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

     C. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section 8.2 of this Article or has been adjudged liable in the circumstances described in Section 8.3 of this Article, the court may order the indemnification that the court determines is proper and equitable. The court shall limit indemnification to reasonable expenses if the proceeding is brought by or in behalf of the Corporation or if the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

     D. Reasonable expenses incurred by a director who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding after:

          1. The Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements; and

          2. A determination that the facts then known to those making the determination would not preclude indemnification under this Article.

     E. The written undertaking required by Subsection D of this Section 8.8 must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payment under Subsection D of this Section 8.8 must be made in the manner specified by Section 8.6 of this Article for determining that indemnification is permissible.

     F. Notwithstanding any other provision of this Article, a Corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he or is not a named defendant or respondent in the proceeding.




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     8.9 INDEMNIFICATION OF OTHERS

     A. An officer of the Corporation shall be indemnified as, and to the same extent, provided by Subsections A, B and C of this Section 8.9 for a director and is entitled to seek indemnification under those Subsections to the same extent as a director. The Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent that it may indemnify and advance expenses to directors under this Article.

     B. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this Article.

     C. The Corporation may indemnify and advance expenses to an officer, employee, agent, or person identified in Subsection B of this Section 8.9 and who is not a director to such further extent, consistent with law, as may be provided by the Corporation's Articles of Incorporation, Bylaws, general or specific action of its Board of Directors, or contract or as permitted or required by common law.

     8.10 INDEMNITY INSURANCE The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under this Article.

     8.11 REPORTS TO SHAREHOLDER Any indemnification of or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to the General Corporation Law of Texas and, in any case, within the 12 month period immediately following the date of the indemnification or advance.

     8.12 EMPLOYEE BENEFIT PLANS For the purposes of this Article, the Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan pursuant to applicable law. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonable believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.


                            ARTICLE IX. MISCELLANEOUS

     9.1 LIMITATION OF LIABILITY No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by that person as a director, officer or employee of the Corporation in good faith, if, in the exercise of ordinary care, this person:

     A. Relied upon financial statements of the Corporation represented to this person to be correct by the President or the officer of the Corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants, fairly to reflect the financial condition of the Corporation, or considered the Corporation's assets to be of their book value; or

     B. Relied upon the written opinion of an attorney for the Corporation.

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     9.2 FISCAL  YEAR The  fiscal  year of the  Corporation  shall be fixed by a resolution of the Board of Directors.


     9.3 SEAL The corporate seal shall be in such form as may be determined by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     9.4 BOOKS AND RECORDS The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and the Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addressees of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding demand, or shall be the holder of record of at least five percent (5%) of all the outstanding shares of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and records of shareholders, and to make copies thereof, all at such persons expense..

     9.5 ANNUAL STATEMENT The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet and income statement.

     9.6 RESIGNATION Any director, officer or agent may resign by giving written notice to the Chairman of the Board, President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     9.7 AMENDMENT OF BYLAWS These Bylaws may be altered, amended, or repealed either by unanimous written consent of the Board of Directors, in the manner stated in Article 3.16 herein, or at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting

     9.8 INVALID PROVISIONS If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

     9.9 HEADINGS The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in their interpretation.

     9.10 WAIVER OF NOTICE Whenever any notice is required to be given to any shareholder or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     9.11 GENDER. Words which import one gender shall be applied to any gender wherever appropriate and words which import the singular or plural shal1 be applied to either the plural or singular wherever appropriate.

EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in Form SB-2 Registration Statement under The Securities Act of 1933 of Millennia Entertainment, Inc. (a Texas corporation) of our report dated July 24, 1997(except for Note A as to which the date is October 1, 1997) on the financial statements of Millennia Entertainment, Inc. as of June 30, 1997 and for the period from February 20, 1997 (date of inception) through June 30, 1997, accompanying the financial statements contained in such Form SB-2 Registration Statement Under The Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".




                                             /S/ SW Hatfiled + Associates
                                             -------------------------------
                                                 S. W. HATFIELD + ASSOCIATES
Dallas, Texas
October 29, 1997

EXHIBIT 23.2





                       CONSENT OF ATTORNEY FOR REGISTRANT



The undersigned, as attorney for the registrant, Millennia Entertainment, Inc., hereby consents to the use in Form SB-2 Registration Statement under The Securities Act of 1933, as amended, by Millennia Entertainment, Inc. of the legal opinion and tax opinion rendered by the undersigned and referenced therein and filed as exhibits thereto and the use of his name in said registration statement.




Dallas, Texas                                     /S/ Richard Braucher
October 29,1997                                   -------------------------
                                                     Richard Braucher, Esq.